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Exhibit 21.1

KKR Financial Holdings LLC
List of Subsidiaries

Company	Jurisdiction of Incorporation or Formation
KKR TRS Holdings, Ltd.	Cayman Islands
KKR Financial Holdings, Inc.	Delaware
KKR Financial Holdings II, LLC	Delaware
KKR Financial Holdings III, LLC	Delaware
KKR Financial Holdings IV, LLC	Delaware
KKR Financial CLO Holdings, LLC	Delaware
KKR Financial CDO 2005-1, Ltd.	Cayman Islands
KKR Financial CLO 2005-1, Ltd.	Cayman Islands
KKR Financial CLO 2005-2, Ltd.	Cayman Islands
KKR Financial CLO 2006-1, Ltd.	Cayman Islands
KKR Financial CLO 2007-1, Ltd.	Cayman Islands
KKR Financial CLO 2007-A, Ltd.	Cayman Islands
KKR Financial CLO 2009-1, Ltd.	Cayman Islands
KKR Financial CLO 2011-1, Ltd	Cayman Islands
KKR Financial Holdings, Ltd.	Cayman Islands
KFH PE Holdings I LLC	Delaware
KFH PE Holdings II LLC	Delaware
KFH PE Holdings III LLC	Delaware
KFN PE Holdings IV LLC	Delaware
KFN PEI V, LLC	Delaware
KFN PEI VII, LLC	Delaware
KFN PEI IX, LLC	Delaware
KFN PEI XI, LLC	Delaware
KKR Financial Capital Trust I	Delaware
KKR Financial Capital Trust II	Delaware
KKR Financial Capital Trust III	Delaware
KKR Financial Capital Trust IV	Delaware
KKR Financial Capital Trust V	Delaware
KKR Financial Capital Trust VI	Delaware
KFH Royalties LLC	Delaware
KFH III Holdings Ltd	Cayman Islands
KFN NR Investors L.P.	Delaware
KFN NR Investors G.P	Delaware
KFN NR Mineral Holdings L.P.	Delaware
KFN NR Mineral Holdings G.P. LLC	Delaware
KFN NR Equipment Holdings LLC.	Delaware
KFH Royalties L.P.	Delaware

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  Exhibit 21.1
KKR Financial Holdings LLC List of Subsidiaries